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                                                                   EXHIBIT 3.01

                              CERTIFICATE OF AMENDMENT
                                         OF
                       RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                                CERIDIAN CORPORATION



     Ceridian Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

     FIRST:    The Restated Certificate of Incorporation of the Corporation is
hereby amended by deleting Paragraph A of Article IV of the Restated Certificate of Incorporation in its present form and substituting therefor a new Paragraph A of Article IV in the following form:

      A. THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS FIVE HUNDRED MILLION, SEVEN HUNDRED FIFTY THOUSAND (500,750,000), CONSISTING OF SEVEN HUNDRED FIFTY THOUSAND (750,000) SHARES OF PREFERRED STOCK OF THE PAR VALUE OF ONE HUNDRED DOLLARS ($100.00) PER SHARE (THE "PREFERRED STOCK"), HAVING A TOTAL PAR VALUE OF SEVENTY-FIVE MILLION DOLLARS ($75,000,000), AND FIVE HUNDRED MILLION (500,000,000) SHARES OF COMMON STOCK OF THE PAR VALUE
      OF FIFTY CENTS ($.50) PER SHARE (THE "COMMON STOCK"), HAVING A TOTAL
      PAR VALUE OF TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

     SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL; (a) the Board of Directors of the Corporation having duly adopted resolutions on February 3, 1999 setting forth such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval at the next

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annual meeting of stockholders, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by a vote of the holders of a majority of the shares of outstanding stock of the Corporation entitled to vote thereon at the Corporation's 1999 annual meeting of stockholders duly held on May 20, 1999, upon notice in accordance with Section 222 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by A. Reid Shaw, its Vice President, there unto duly authorized, and attested by David T. Moen, its Assistant Secretary, this twenty fifth day of May, 1999.


                                           CERIDIAN CORPORATION


                                        BY:/s/ A. Reid Shaw
                                           -----------------------------------
                                             A. Reid Shaw
                                             Vice President



ATTEST:



/s/ David T. Moen
--------------------------------
David T. Moen
Assistant Secretary


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